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                                                                  EXHIBIT 10.72

                            [SUTRO & CO. LETTERHEAD]

May 2, 1996

                                                                   CONFIDENTIAL

Alpha Microsystems
2722 S. Fairview Street
Santa Ana, CA 92704

Attention:  Douglas J. Tullio
            President and Chief Executive Officer

Gentlemen:

Pursuant to recent conversations between us, this letter confirms that Sutro & Co. Incorporated ("Sutro") will act as exclusive financial advisor on behalf of Alpha Microsystems (the "Company") in connection with the Company's redemption of its outstanding common stock purchase warrants. In addition, at the Company's request, Sutro will act as financial advisor with respect to certain other financial matters. Such redemption of the Company's outstanding common stock purchase warrants is hereafter referred to as the "Offering".

As discussed, we propose to undertake certain services on your behalf, including to the extent appropriate: 1) assisting you in preparing materials to be provided to warrant owners; 2) identifying and contacting potential strategic partners; and 3) assisting in the negotiation of the financial aspects of any proposed relationships with such partners.

Pursuant to the terms of this letter, we will act as financial advisor for a period of six (6) months from the date hereof, subject to the following conditions:

        1. You will furnish or cause to be furnished to us such current and historical financial and other information regarding the business of the Company as may be necessary in connection with this engagement. You represent the accuracy and completeness of all such information furnished to us at the time it is so furnished. You also undertake to keep us advised of all developments materially affecting the Company and its financial position and future prospects. In connection with our activities hereunder, you authorize us to make appropriate use of such information, including discussing it with any third parties as to whom we may mutually agree. We will not, however, do so at any time without your prior consent. We further agree to treat all material provided to us by you in a confidential manner.

        2. You agree to retain us as your financial advisor for a period of six (6) months from the date hereof to provide the aforementioned services. By signing this letter, we hereby accept our appointment as your financial advisor under the terms hereof.

        3. As compensation for our services hereunder, you hereby agree to pay us a non-refundable retainer fee of $50,000; $25,000 payable upon the signing of this letter and $25,000 payable June 15, 1996. A success fee of $50,000 will be payable to Sutro upon the completion of the Offering. In the event that Sutro advises the Company with respect to a sale or merger of the Company to another company, an acquisition by the Company or the formation of a joint venture, partnership or strategic relationship with one or more

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      potential strategic parties, the Company agrees to pay or cause to be paid to Sutro a fee to be mutually agreed upon by the Company and Sutro. Finally, as part of Sutro's relationship with the Company, Sutro has been granted by the Company an option to purchase from the Company for 2.50 per share all of the shares of common stock that otherwise would have been delivered upon exercise of warrants that were not exercised and were redeemed.

4. Our engagement hereunder may be terminated by you at any time with or without cause effective thirty (30) days after the receipt of written notice to that effect. However, should you terminate our engagement after the initiation of contact with any potential strategic parties, we will be entitled to the fees specified in paragraph 3 above if such acquisition, joint venture, partnership or strategic relationship is formed.

5. No fee payable to any other financial advisor, by you or any other party, in connection with the subject matter of this engagement, shall reduce or otherwise affect any fee payable hereunder.

6. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company and our firm.


The Offering:

i. Registration Statement, Financial Statements and Accountants - The Company will complete, file and as appropriate, amend from time to time, a registration statement to be filed with the SEC on form S-3 covering the Offering. Sutro will be given the opportunity to make such review and investigation of the Company and its affiliates in connection with the registration statement as it reasonably deems necessary and required. The registration statement will incorporate by reference the Company's audited annual results for the appropriate fiscal years.

ii. Issuer's Expenses - The Company will be responsible for paying all costs typically borne by the issuer. These include, but are not limited to, the costs of preparing the registration statement, all printing costs, filing and related expenses, the costs of its attorneys and accountants, and all Blue Sky and related cost. In addition, the Company will reimburse Sutro for its out-of-pocket expenses as discussed in item (iv) below.

iii. "Blue Sky" Law Qualifications - The cost of registration and reasonable fees and expenses of counsel in completing the applications and in clearing the Offering through the various state "Blue Sky" commissions will be paid by the Company.

iv. Obligations Hereunder - The Company will reimburse Sutro for all of its documented out-of-pocket expenses, including, but not limited to, such costs as telephone, fax, courier service, copying, accommodations, travel, direct computer expenses and secretarial overtime. The Company will be responsible for all of the expenses and fees to be paid and borne by the Company as provided above and under any circumstance. The Company's obligations under this paragraph shall survive the termination of this Agreement.

v. Governing Law - This Agreement shall be governed by the laws of the State of California without regard to any conflict of law provisions thereof, and may not be amended or modified except in a writing signed by both parties.

vi. Assignment - This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the consent of the other party, which consent shall not be unreasonably withheld or delayed.


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If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement between us.


                                                Very truly yours,

                                                SUTRO & CO. INCORPORATED



                                                By: /s/ M.D. BROWN
                                                    --------------------
                                                    Michael D. Brown
                                                    Managing Director

AGREED TO AND ACCEPTED
as of the date first above written:

ALPHA MICROSYSTEMS


By: /s/ DOUGLAS J. TULLIO
    -----------------------
    Douglas J. Tullio
    President and
    Chief Executive Officer

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May 2, 1996

                                                                   CONFIDENTIAL


Sutro & Co. Incorporated
11150 Santa Monica Boulevard
Suite 1500
Los Angeles, CA 90025



Gentlemen:

In consideration of Sutro's agreement to act on behalf of Alpha Microsystems (the "Company"), in connection with the financial advisory assignment, pursuant to the engagement letter of even date herewith, we hereby agree to indemnify and hold harmless Sutro, its affiliates, the respective partners, directors, officers, agents and employees of Sutro and its affiliates and each person, if any, controlling Sutro or any of its affiliates within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, (Sutro and each such other person are hereinafter referred to as an "Indemnified Person"), from and against any such losses, claims, damages, expenses and liabilities (or actions in respect thereof), joint or several, as they may be incurred (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any claim, action, suit, proceeding, loss, damage, expense or liability, whether or not in connection with an action in which any Indemnified Person is a named party) to which any of them may become subject (including in settlement of any action, suit or proceeding, if such settlement is effected with the Company's consent, which consent shall not be unreasonably withheld), and which are related to or arise out of Sutro's engagement, the transaction contemplated by such engagement or any Indemnified Person's role in connection therewith, including, but not limited to, any losses, claims, damages, expenses and liabilities (or actions in respect thereof) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum, or any amendment or supplement thereto, or in any other document of the Company, or arising out of, based upon or caused by any omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading. The Company will not, however, be responsible under the foregoing provisions with respect to any loss, claim, damage, expense or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage, expense or liability resulted form actions taken or omitted to be taken by Sutro or any Indemnified Person due to its gross negligence or willful misconduct.

If the indemnity referred to above should be, for any reason whatsoever, unenforceable, unavailable to or otherwise insufficient to hold harmless Sutro and each Indemnified Person in connection with the transaction, each Indemnified Person shall be entitled to receive from the Company, and the Company shall pay, contributions for such losses, claims, damages, liabilities and expenses (or actions in respect thereof) so that each Indemnified Person ultimately bears only a portion of such losses, claims, damages, liabilities, expenses and actions as is appropriate (i) to reflect the relative benefits received by Sutro on the one hand and the Company on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Sutro and the Company in connection with the actions or omissions to act which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all losses, claims, damages, liabilities expenses and actions exceed the amount of the fee actually received by Sutro pursuant to the engagement letter. The respective relative benefits received by Sutro and the Company in connection with the transaction shall be deemed to be in the same proportion as the aggregate fee paid to Sutro in connection with the transaction bears to the total consideration of the transaction. The relative fault of Sutro and the Company shall be determined by reference to, among other


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things, whether the actions or omissions to act were by Sutro or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The indemnity, contribution and expense payment obligations of the Company referred to above shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. The Company also agrees that the Indemnified Persons shall have no liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this letter except to the extent that any such liability results from the gross negligence or willful misconduct of Sutro or any Indemnified Person in performing the services that are the subject of this letter and in no event shall such liability exceed the amount of fees actually received by the Sutro hereunder.

                                      Very truly yours,

                                      ALPHA MICROSYSTEMS


                                      By: /s/ Douglas J. Tullio
                                          -------------------------------------
                                          Douglas J. Tullio
                                          President and Chief Executive Officer

Accepted and Agreed to
as of the date written above:

SUTRO & CO. INCORPORATED


By: /s/ Michael D. Brown
    -------------------------------------
    Michael D. Brown
    Managing Director


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